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                                                                   Exhibit 10.17

                                  GRANT NOTICE

         In consideration for the Holder's (as defined below) continued performance of his duties (as set forth in the memorandum from the Compensation Committee to the Holder dated May 9, 2003) as non-executive Chairman of AMF Bowling Worldwide, Inc. (the "Company") and his agreement to the Noncompetition/Nonsolicitation provisions set forth in the Option Agreement (attached hereto as Exhibit A), the Company, pursuant to its 2002 Stock Option Plan (the "Plan"), hereby grants to Holder an option to purchase the number of shares of Stock set forth below. The Option is subject to all of the terms and conditions as set forth herein and in the Option Agreement and the Plan, each of which is incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

 Holder:                                             Philip Maslowe
                                                     ---------------------------
 Date of Grant:                                      April 16, 2003
                                                     ---------------------------
 Number of Shares Subject to Option:                 80,000
                                                     ---------------------------
 Exercise Price per Share:                           $21.19
                                                     ---------------------------
 Expiration Date (not to exceed 10 years.):          April 16, 2013
                                                     ---------------------------

Type of Grant:                 Nonqualified Stock Option

Exercise Schedule:             Same as Vesting Schedule

Vesting Schedule:              To the extent not previously vested or canceled,
                               subject to the Holder's continued service as a Director (as defined in the Option Agreement) (i) the Option shall become immediately vested with respect to 50,000 shares of Stock subject to the Option upon a Covered Change of Control (as defined in the Option Agreement) and (ii) the remaining unvested portion of the Option (i.e., 30,000 shares of Stock) shall become immediately vested upon such Covered Change of Control if the consideration (cash or the fair market value of property) per share of Stock received by the shareholders of the Company in connection with such Covered Change of Control (or in connection with an asset sale, the per share consideration implied by the transaction) equals or exceeds
                               $28.00.


     The undersigned Holder acknowledges receipt of, and understands and agrees to the terms of, this Grant Notice, the Option Agreement and the Plan.

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AMF BOWLING WORLDWIDE, Inc.                Holder

By: /s/ Christopher F. Caesar              By: /s/ Philip L. Maslowe
    -----------------------------              ---------------------------------
               Signature                                     Signature

Title: Senior VP, CFO                      Date: June 25, 2003
       --------------------------                -------------------------------

Date: June 10, 2003
      ---------------------------
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                                    EXHIBIT A

                                OPTION AGREEMENT
                                    UNDER THE
               AMF BOWLING WORLDWIDE, INC. 2002 STOCK OPTION PLAN

     Pursuant to the Grant Notice (the "Grant Notice"), and subject to the terms of this Option Agreement and the Company's 2002 Stock Option Plan (the "Plan"), the Company and the Holder agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

     1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Holder an Option to purchase up to the number of shares of Stock provided in the Grant Notice, at an exercise price as provided in the Grant Notice.

     2. Vesting. Subject to the limitations contained herein, the Option shall vest as provided in the Grant Notice, provided that, except as otherwise provided herein, vesting will cease upon the Holder's termination as a member of the Board of Directors of the Company ("Director").

     3.    Termination as a Director.

           (a) If prior to the Expiration Date, the Holder shall cease to be a Director for any reason, then the unvested portion of the Option shall automatically expire; provided, that, in the event that the Holder ceases to be a Director (i) due to the Holder's death or Disability or (ii) due to a termination of the Holder's service by the Company without Cause (as defined below) and a Covered Change of Control (as defined in Section 18(c)) occurs, to the extent not previously vested or canceled, (A) the Option shall become immediately vested and exercisable with respect to 50,000 shares of Stock subject to the Option and (B) if the consideration (cash or the fair market value of property) per share of Stock received by the shareholders of the Company in connection with such Covered Change of Control (or in connection with an asset sale, the per share consideration implied by the transaction) equals or exceeds $28.00, the remaining unvested portion of the Option (i.e., 30,000 shares of Stock) shall become immediately vested and exercisable.

           (b) If prior to the Expiration Date, the Holder shall cease to be a Director for any reason, then except as otherwise provided in subsections 3(c) and (d) below, the vested portion of the Option shall remain exercisable until the earlier of (i) the Expiration Date or (ii) the later of the date that is (A) three months following such termination as a Director and (B) three months following a Covered Change of Control.

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           (c)   Notwithstanding subsection 3(b) hereof, if prior to the
Expiration Date, the Holder ceases to be a Director by reason of death or Disability, the vested portion of the Option shall expire on the earlier of (i) the Expiration Date or (ii) the later of the date that is (A) the one-year anniversary of such termination due to death or Disability of the Holder and (B) three months following a Covered Change of Control. Upon the Holder's death, the Option shall remain exercisable by the person or persons to whom the Holder's rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Option was vested at the time of such termination due to death or Disability or becomes vested following such termination due to death or Disability.

           (d) Notwithstanding subsection 3(b) hereof, if prior to the Expiration Date, the Holder ceases to be a Director by reason of termination by the Company for Cause, the vested portion of the Option shall expire as of the date of such termination for Cause. For purposes of this Agreement, "Cause" means (i) commission of a felony; (ii) engaging in conduct that constitutes gross neglect and results in material economic harm to the Company; (iii) engaging in conduct that constitutes willful gross misconduct with respect to the Holder's duties; (iv) failure to comply in a material respect with a policy of the Company or a lawful and reasonable instruction or direction of the Board; provided that in each instance, the Board will have determined Cause in good faith and its reasonable judgment and will have determined that the basis or facts relating to Cause resulted in or was likely to have resulted in harm to the Company's reputation or financial harm to the Company. The Holder will have 30 days to remedy any Cause to the extent the applicable action or omission is curable without residual harm to the Company.

        4. Method of Exercising Option. The Option may be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee of written notice of the number of shares of Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Payment for such shares may be made (a) in immediately available funds in United States dollars, by certified or bank cashier's check, (b) by surrender to the Company of shares of Stock which either (i) have been held by the Holder for at least six months, or (ii) to the extent permitted by the Committee, were acquired from a person other than the Company, (c) by any combination of (a) and (b), or (d) by any other means approved by the Committee.

        5. Issuance of Shares. As promptly as practical after receipt of such written notification and full payment of such purchase price and any required income tax withholding amount, the Company shall issue or transfer to the Holder the number of shares with respect to which the Option has been so exercised, and shall deliver to the Holder a certificate or certificates therefore, registered in the Holder's name.

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           6.    Holder. Whenever the word "Holder" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Holder" shall be deemed to include such person or persons.

           7. Non-Transferability. The Option is not transferable by the Holder otherwise than by will or the laws of descent and distribution and are exercisable during the Holder's lifetime only by the Holder. Except as otherwise provided herein, no assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option shall terminate and become of no further effect.

           8. Rights as Stockholder. The Holder shall have no rights as a stockholder with respect to any share covered by the Option until Holder shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which the Holder shall become the holder of record thereof.

           9. Tax Withholding. As a condition of this Agreement, the Holder agrees that at the time of exercise the Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding payment to the Company, of the aggregate amount of federal, state and local income and payroll taxes, if any, that the Company is required to withhold in connection with the exercise of the Option.

           10. Market Standoff Agreement. As a condition of receiving the Option, the Holder agrees that in connection with any registration of the Company's Stock and upon the request of the Committee or the underwriters managing any public offering of the Company's Stock, the Holder will not sell or otherwise dispose of any Stock without prior written consent of the Committee or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Committee or the underwriters may specify for employee shareholders generally.

           11.   Securities Law Compliance.

                 (a) Securities Laws Requirements. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Stock to the Holder upon exercise of the Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time).

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Further, the Company may require as a condition of transfer of Stock pursuant to any exercise of the Option that the Holder furnish a written representation that he or she is purchasing or acquiring the Stock for investment and not with a view to resale or distribution to the public. The Holder hereby represents and warrants that he or she understands that the Option Shares of Stock are "restricted securities," as defined in Rule 144 under the Securities Act, and that any resale of the Stock must be in compliance with the registration requirements of the Securities Act or an exemption therefrom. Each certificate representing Stock may bear the legend set forth below:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

Further, if the Company determines that the listing or qualification of the Stock under any securities or other applicable law is necessary in order to avoid a violation of any securities laws, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company, provided, that the Company shall pursue such listing or qualification diligently and in good faith.

     12. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Holder to the Company shall be mailed or delivered to the Company at its principal Holder office, and all notices or communications by the Company to the Holder may be given to the Holder personally or may be mailed to Holder at the Holder's last known address, as reflected in the Company's records.

     13. No Right to Continued Service. This Agreement does not confer upon the Holder any right to continuance as a Director and the Company or may at any time dismiss the Holder or discontinue any service relationship, free from any liability or any claim under the Plan or this Option Agreement, except as otherwise expressly provided herein.

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     14.    Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     15. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

     16. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, without regard to the principles of conflicts of law thereof.

     17. Plan. The terms and provisions of the Plan are incorporated herein by reference. Capitalized terms used herein which are not defined herein shall have the meanings attributable thereto in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

     18.    Change of Control.

            (a) Notwithstanding any other provision of this Agreement, (i) in the event that a Covered Change of Control does not occur, the Option shall immediately be cancelled without the payment of consideration or (ii) in the event of a Covered Change of Control in which the consideration (cash or the fair market value of property) per share of Stock received by the shareholders of the Company in connection with such Covered Change of Control (or in connection with an asset sale, the per share consideration implied by the transaction) is less than $28.00, the Option shall be cancelled, without the payment of consideration, with respect to 30,000 shares of Stock subject to the Option effective as of the business day prior to the effective date of such Covered Change of Control.

            (b) For purposes of this Option Agreement, the term "Change of Control" means the occurrence, in a single transaction or series of related transactions, of any one of the following events or circumstances:

                  (i) the sale or disposition by the Company to a third party of at least eighty percent (80%) of the assets of the Company in one or a series of related transactions (an "Asset Sale"); provided that one or a series of transactions relating to the sale, transfer or disposition, directly or indirectly, of all or a portion of the Company's Products business and/or International Centers businesses to one or more buyers or investors (but not related to a transaction involving the U.S. Centers business) will not

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     constitute an Asset Sale and any such businesses, if sold, shall not figure in the calculation of the 80% test; or

                  (ii) (x) any person or group (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise (the "Acquiring Person"); provided, however, that for purposes of this Section 18(b)(ii), a Change of Control shall not be deemed to have occurred unless each stockholder of the Company is offered the same consideration on the same terms by the Acquiring Person, and (y) the individuals who, as of the date hereof, constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors as of the date hereof or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board.

            (c) For purposes of this Option Agreement, "Covered Change of Control" means the consummation of a Change of Control which occurs on or prior to December 31, 2003 or which is consummated after December 31, 2003 pursuant to a binding agreement with the Company entered into on or prior to December 31, 2003.

     19. Limitation on Vesting. Notwithstanding any other provision of this Option Agreement , in the event the Company (or its successor) determines, based upon the advice of the independent public accountants for the Company (the "Accounting Firm"), that part or all of the vesting of the shares of Stock subject to the Option under this Option Agreement constitutes "parachute payments" under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, then, if the aggregate present value of such parachute payments, singularly or together with the aggregate present value of any consideration, compensation or benefits to be paid to Holder under any other plan, arrangement or agreement which constitute "parachute payments" (collectively, the "Parachute Amount") exceeds 2.99 times the Holder's "base amount", as defined in Section 280G(b)(3) of the Code (the "Holder Base Amount"), the number of shares of Stock subject to the Option that would otherwise vest under this Option Agreement shall be reduced to the extent determined by the Accounting Firm to be necessary so that the Parachute Amount is equal to 2.99 times the Holder Base Amount (the "Reduced Amount") and the balance of the Option (i.e., the unvested portion of the Option after giving effect to such reduction) shall be immediately canceled without the payment of consideration; provided that such vesting shall not be so reduced if the Accounting Firm determines that without

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

such reduced vesting Holder would be entitled to receive and retain, on a net after tax basis (including, without limitation, any excise taxes payable under Section 4999 of the Code), an amount which is greater than the amount, on a net after tax basis, that the Holder would be entitled to retain upon his receipt of the Reduced Amount.

     20.    Noncompetition/Nonsolicitation.

            (a) During his service as a Director and a two year period following any termination of such service (the "Restricted Period"), the Holder will not directly or indirectly participate in or permit his name directly or indirectly to be used by or become associated with (including as an advisor, representative, agent, independent contractor, provider or personal services or otherwise) any person, corporation, partnership, association or entity that is, or intends to be, engaged in any business that competes with the Business (herein defined) of the Company in any country in which the Company operates, competes or is engaged in the Business or at such time intends so to operate or become engaged in the Business ("Competitor"). "Business" means the business of operating bowling centers or manufacturing, distributing or selling bowling equipment and products.

            (b) During the Restricted Period, the Holder will not directly or indirectly (A) encourage (or solicit or assist any other person or firm in encouraging or soliciting) any person, who was engaged in a business relationship with the Company during the one year period preceding his termination as a Director, to engage in a business relationship with a Competitor, or (B) induce any employee of the Company to terminate his or her employment and will not directly or indirectly either individually or as owner, agent, employee, consultant or otherwise, employ, offer employment or cause employment to be offered to any person (including service as an independent contractor) who is or was employed by the Company unless such person will have ceased to be so employed for a period of at least 12 months.

            (c) It is expressly understood and agreed that although Holder and the Company consider the restrictions contained in this Section 20 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Holder, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

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